As filed with the Securities and Exchange Commission on February 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACUCELA INC.

(Exact name of Registrant as specified in its charter)

Washington	02-0592619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Suite 1900

Seattle, WA 98101

(206) 805-8300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2002 Stock Option and Restricted Stock Plan

2012 Equity Incentive Plan

2014 Equity Incentive Plan

(Full title of the plans)

Ryo Kubota, M.D., Ph.D.

Chairman, President and CEO

Acucela Inc.

1301 Second Avenue, Suite 1900

Seattle, WA 98101

(206) 805-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Stephen M. Graham, Esq.

William L. Hughes, Esq.

Fenwick & West LLP

1191 Second Avenue, 10th Floor

Seattle, WA 98101

(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, without par value
Outstanding under the 2002 Stock Option and Restricted Stock Plan	555,062	$17.65	$9,796,844.30	$1,261.84
Outstanding under the 2012 Equity Incentive Plan	128,978	$17.65	$2,276,461.70	$293.21
To be issued under the 2014 Equity Incentive Plan	1,645,589(2)	$17.65	$29,044,645.85	$3,740.96
Total	2,329,629		$41,117,952	$5,296.01

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Shares of common stock reserved for issuance under the 2014 Equity Incentive Plan consist of (a) 300,000 shares of common stock reserved for future issuance under the 2014 Equity Incentive Plan, and (b) 1,345,589 shares of common stock reserved for future issuance under the 2012 Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) under the Securities Act and based upon the initial public offering price of $17.65.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s prospectus filed on December 17, 2013 under the Securities Act contained in the Registration Statement on Form S-1, as amended (File No. 333-192900), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-55133) filed on January 27, 2014 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of incorporation contain a provision that limits the liability of the Registrant’s directors for monetary damages to the fullest extent permitted by the Washington Business Corporation Act. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its shareholders for monetary damages for conduct as directors, except for liability for:

•	intentional misconduct by a director;

•	knowing violation of law by a director;

•	unlawful distributions as provided in 23B.08.310 of the Revised Code of Washington; or

•	any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

The Registrant’s bylaws provide that the Registrant will indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s bylaws provide that the Registrant may indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these officers and directors pursuant to indemnification obligations or otherwise as a matter of law.

The Registrant has entered into indemnification agreements with each director and executive officer that may be broader than the specific indemnification provisions contained in the Washington Business Corporation Act. These indemnification agreements may require the Registrant, among other things, to indemnify directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Articles of Incorporation of the Registrant.	S-1	333-192900	3.02	12/17/2013

4.2	Bylaws of the Registrant.	S-1	333-192900	3.04	12/17/2013

5.01	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

23.2	Consent of independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	2002 Stock Option/Restricted Stock Plan.	S-1	333-192900	10.02	12/17/2013

99.2	2012 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement.	S-1	333-192900	10.03	12/17/2013

99.3	2014 Equity Incentive Plan and forms of notice of stock option grant, stock option agreement, notice of restricted stock award, restricted stock agreement, notice of restricted stock unit award, restricted stock unit agreement, notice of stock appreciation right award, and stock appreciation right award agreement.	S-1	333-192900	10.04	12/17/2013

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 7th day of February, 2014.

ACUCELA INC.

By:	/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryo Kubota, M.D., Ph.D. and David L. Lowrance, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Ryo Kubota	Chairman, President and Chief Executive Officer	February 7, 2014
Ryo Kubota, M.D., Ph.D.

Principal Financial Officer and Principal Accounting Officer:

/s/ David L. Lowrance	Chief Financial Officer, Treasurer and Secretary	February 7, 2014
David L. Lowrance

Additional Directors:

/s/ Peter A. Kresel	Director	February 7, 2014
Peter A. Kresel

/s/ Glen Y. Sato	Director	February 7, 2014
Glen Y. Sato

/s/ Michael T. Schutzler	Director	February 7, 2014
Michael T. Schutzler

/s/ Brian O’Callaghan	Director	February 7, 2014
Brian O’Callaghan

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Articles of Incorporation of the Registrant.	S-1	333-192900	3.02	12/17/2013

4.2	Bylaws of the Registrant.	S-1	333-192900	3.04	12/17/2013

5.01	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

23.2	Consent of independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	2002 Stock Option/Restricted Stock Plan.	S-1	333-192900	10.02	12/17/2013

99.2	2012 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement.	S-1	333-192900	10.03	12/17/2013

99.3	2014 Equity Incentive Plan and forms of notice of stock option grant, stock option agreement, notice of restricted stock award, restricted stock agreement, notice of restricted stock unit award, restricted stock unit agreement, notice of stock appreciation right award, and stock appreciation right award agreement.	S-1	333-192900	10.04	12/17/2013